Exhibit 99.1

Contact: Mark J. grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636
News Release

Banner Corporation Announces Results of Annual Meeting
Shareholders Approve Reverse Stock Split and Confirm All Nominated Directors to Board

Walla Walla, WA – April 26, 2011 - Banner Corporation (NASDAQ GSM: BANR) today announced that shareholders approved all proposals and re-elected all director nominees at its 2011 Annual Meeting held April 26, 2011 in Walla Walla, Washington.

About the Company

Banner Corporation, the parent company of Banner Bank and Islanders Bank, is a $4.4 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  The banks serve the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company.